UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

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National Presto Industries, Inc.

(Exact name of registrant as specified in this chapter)

Wisconsin	1-2451	39-0494170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 North Hastings Way Eau Claire, Wisconsin	54703-3703
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 715-839-2121

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 24, 2015, the registrant announced the election of Jeffery A. Morgan, 58, to Vice President of Engineering.  Prior to that date he had most recently served the Company as Director of Engineering and as Chief Engineer.  Mr. Morgan has been associated with the Company since May 2010.  A press release regarding the election of Mr. Morgan is attached hereto as Exhibit 99.1. Such Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of National Presto Industries, Inc. dated November 24, 2015

Forward looking statements in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward looking statements involve risks and uncertainty. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: government defense spending and defense requirements; termination for the convenience of the government; interest rates; continuity of relationships with and purchases by the United States Government and other major customers; unexpected problems or events experienced by subcontractors, team members, or their respective suppliers or subcontractors; product mix; competitive pressure on pricing; increases in material, freight/shipping, labor or other production costs that cannot be recouped through pricing; and such other factors as may be described from time to time in the Registrant’s SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc.
(Registrant)

Date: November 24, 2015	By:	/s/ Maryjo Cohen
(Signature) Maryjo Cohen, President
and Chief Executive Officer